UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amerant Bancorp Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment No. 1”) to the Company’s Current Report on Form 8-K, filed on September 3, 2025 (the “Original Report”), to update the disclosures contained therein under Item 5.02, which are hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Original Report, on September 3, 2025, the Company, Amerant Bank, N.A. (the “Bank”), and Juan Esterripa, Senior Executive Vice-President and Chief Commercial Banking Officer, agreed that Mr. Esterripa would step down from his positions with the Company and the Bank effective as of the close of business on September 3, 2025 (the “Separation Date”).

On September 23, 2025, Mr. Esterripa and the Bank entered into a Separation Agreement and General Release (the “Separation Agreement”).

Under the terms of the Separation Agreement, Mr. Esterripa will be entitled to receive the following payments (collectively, the “Separation Payments”): (1) a cash severance payment of $1,108,000, payable in twelve (12) equal monthly installments, less applicable taxes and deductions; (2) a stipend equal to the value of up to twelve (12) months of the Company’s share of COBRA premiums for the group medical plan under which Mr. Esterripa was covered immediately prior to the Separation Date, less applicable withholding taxes (the “COBRA Payments”); and (3) a lump sum payment of $35,000 for expenses. In addition, Mr. Esterripa will be paid all accrued wages through the Separation Date, less applicable payroll deductions, and his health benefits, if any, will terminate on September 30, 2025. If Mr. Esterripa breaches the Separation Agreement, Mr. Esterripa must repay to the Company all Separation Payments (other than COBRA Payments) within 30 days of demand.

As consideration for the foregoing, Mr. Esterripa has agreed to a general release of all claims against the Company, the Bank and their affiliates, as well as to be bound by customary covenants relating to confidentiality, return of property, non-disparagement, and non-competition and non-solicitation.

Mr. Esterripa has the right to revoke the general release contemplated by the Separation Agreement within seven (7) days of his execution thereof, in which case such release and the Separation Agreement would automatically become null and void.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1*	Separation Agreement and General Release, dated September 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* An exhibit of the agreement has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of such omitted exhibit will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished. Additionally, portions of this agreement have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such portions are (i) not material and (ii) are the type of information the registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2025	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary